Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of BioScrip, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of July 10, 2017.

ASSF IV AIV B HOLDINGS, L.P., L.P.

By:	ASSF OPERATING MANAGER IV, L.P.,
Its Manager

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ASSF OPERATING MANAGER IV, L.P.

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES MANAGEMENT LLC

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES MANAGEMENT HOLDINGS L.P.

By:	ARES HOLDCO LLC
Its General Partner

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES HOLDCO LLC

By:	ARES HOLDINGS, INC.
Its sole member

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES HOLDINGS INC.

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES MANAGEMENT, L.P.

By:	ARES MANAGEMENT GP LLC
Its General Partner

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES MANAGEMENT GP LLC

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory

ARES PARTNERS HOLDCO LLC

/s/ Christina Oh
By: Christina Oh
Its: Authorized Signatory